Item 77C

On March 14, 2008, Special Meetings (the "Meetings") of shareholders of the below Funds ("Excelsior Funds") of Excelsior Funds Trust were held to consider the proposal to approve an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Excelsior Fund to, and the assumption of all liabilities of that Excelsior Fund by, the corresponding Columbia Fund as shown below, in exchange for shares of such Columbia Fund, and (ii) the distribution of such shares to the shareholders of that Excelsior Fund in complete liquidation of the Excelsior Fund.

    Excelsior Fund                    Columbia Fund
Equity Income Fund               Columbia Dividend Income Fund
Mid Cap Value & Restructuring Fd Columbia Mid Cap Value and Restructuring Fd
International Equity Fund        Columbia International Growth Fund
Equity Opportunities Fund        Columbia Select Opportunities Fund
High Yield Fund                  Columbia High Yield Opportunity Fund

Below are the voting results of such Meetings:

Equity Opportunities Fund
18,909,974.280   Votes in favor
127,060.838      Votes against
72,080.777       Votes abstained

High Yield Fund
11,291,323.464   Votes in favor
100,113.895      Votes against
34,859.095       Votes abstained

Mid Cap Value and Restructuring Fund
8,332,207.117    Votes in favor
179,986.848      Votes against
61,864.440       Votes abstained

International Equity Fund
5,026,673.746    Votes in favor
0                Votes against
0                Votes abstained

Equity Income Fund
13,930,163.997   Votes in favor
193,438.367      Votes against
160,089.358      Votes abstained

The numbers of votes necessary to conduct the Meetings were obtained and the proposal for each Fund was approved.



Item 77E

United States Trust Company of New York and U.S. Trust
Company, N.A. (formerly, co-investment advisers to the Excelsior Funds, together referred to herein as "U.S. Trust Company"), Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc., and
Excelsior Funds Trust (the "Companies"), The Charles Schwab Corporation (former parent company to U.S. Trust Company) and others were named in four fund shareholder class actions and two derivative actions which alleged that U.S. Trust Company, the Companies, and others allowed certain parties to engage in illegal and improper mutual fund trading practices, which allegedly caused financial injury to shareholders of certain of the Excelsior Funds advised by U.S. Trust Company. Each plaintiff seeks unspecified monetary damages and related equitable relief.

The class and derivative actions described above were transferred to the United States District Court for the District of Maryland for coordinated and consolidated pre-trial proceedings. In November 2005, the Maryland court dismissed many of the plaintiffs' claims in both the class and derivative actions. All claims against the Companies, as well as certain individuals, have been dismissed. Plaintiffs' claims against U.S. Trust Company and other individuals under Sections
10(b) and 20(a) of the Securities Exchange Act and Sections 36(b) and 48(a) of the Investment Company Act, however, have not been dismissed.

While the ultimate outcome of these matters cannot be predicted with any certainty at this time, based on currently available information and consultation with counsel, U.S. Trust Company believes that the likelihood is remote that the pending litigation will have a material adverse financial impact on the Companies, or materially affect the advisers' ability to provide investment management services to the Companies.


Item 77I

The Trust Instrument of Excelsior Funds Trust (the "Trust") reserves the right to create and issue any number of series or classes, and investments in each series participate equally in the earnings, dividends and assets of the particular series only and no other series. The Trust Instrument permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (par value $0.00001 per share) of each class of each series and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in the Fund.
On October 1, 2007, the Trust commenced the offering of Classes A and
C of its series.


Item 77Q1(d)
EXCELSIOR FUNDS TRUST
(the "Trust")


AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR
OPERATION OF
A MULTI-CLASS SYSTEM

I. INTRODUCTION

      On February 23, 1995, the Securities and Exchange
Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940
Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 7, 1996, the Board of Trustees of the Trust initially authorized the Trust to operate a multi-class distribution structure in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 for operation of a multi-class system is hereby amended and restated as of July 28, 2000, July 31, 2003, November 14, 2003, July 30, 2004 and July 27, 2007.

II. ATTRIBUTES OF CLASSES

A.	Generally

      The Trust is authorized to offer two classes of shares -
Shares and Institutional Shares - in each of the Equity, Optimum Growth, Income, Total Return Bond, High Yield, International Equity and
Enhanced Tax Managed International; the Trust is authorized to offer three classes of shares - Shares, Institutional Shares and Retirement Shares ("R Shares") - in the Mid Cap Value and Restructuring and Equity Income Funds; and the Trust is authorized to offer five classes of shares - Shares, Institutional Shares, Class A Shares,
Class C Shares and Class Z Shares - in the Equity Opportunities
Funds (each, a "Fund" and, collectively, the "Funds").

      In general, shares of each class shall be identical except for different expense variables (which may result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, the Shares, Institutional Shares, R Shares, Class A Shares, Class C Shares and Class Z Shares of a Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to an administrative services plan or distribution and/or shareholder servicing plans adopted for such class; (ii) the allocation of sub-transfer agency fees, as defined in the Trust's transfer agency agreement, subject to reimbursement by Class A Shares, Class C Shares and Class Z Shares; and (iii) other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested Trustees;
(b) the fact that (i) each class shall vote separately on any matter submitted to shareholders that pertains to an administrative services plan or distribution and/or shareholder servicing plans adopted for such class and (ii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by such class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of the Funds; and (e) the different shareholder services relating to each class of shares.

B.	Class Arrangements
      The following summarizes the maximum front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, administrative services fees, conversion features, exchange privileges and other shareholder services, if any, applicable to each class of the Trust. Additional details regarding such fees and services are set forth in the relevant Fund's current prospectus and statement of additional information.

1.	Shares Class

	(a)	Shareholder Servicing/Distribution

      Shares of each Fund shall be available for purchase by individual investors.

      Shares of each Fund initially shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Distribution Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's outstanding Shares. Payments under the Distribution Plan will be used to compensate the Trust's distributor for its services which are intended to result in the sale of Shares.

      Shares of each Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's Shares held by customers of institutions that have entered into agreements with the Trust pursuant to such Plan. Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem Shares; and (iii) providing periodic statements.

      (b.)	Exchange Privileges

      Holders of Shares generally shall be permitted to exchange those Shares for: (i) Shares of another Fund offered by the Trust; and (ii) Shares of an investment portfolio of Excelsior Funds, Inc. and Excelsior Tax-Exempt Funds, Inc.


	(c.)	Other Shareholder Services

      Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of a Fund.

2.	Institutional Shares Class

	(a)	Shareholder Servicing

      Institutional Shares of each Fund shall be available for purchase by certain institutional investors.

      Institutional Shares of each Fund initially shall not be subject to any sales charge or fee payable pursuant to a distribution plan.

      Institutional Shares of each Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such Institutional Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's Institutional Shares held by customers of institutions that have entered into agreements with the Trust pursuant to such Plan. Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem Institutional Shares;
and (iii) providing periodic statements.

      (b.)	Exchange Privileges

      Holders of Institutional Shares generally shall be permitted to exchange those Institutional Shares for: (i) Institutional Shares of another Fund offered by the Trust; and
(ii) Institutional Shares of the Government Money, Money and Value and Restructuring Funds of
Excelsior Funds, Inc.

	(c.)	Other Shareholder Services

      Institutional Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of a Fund.

3.	R Shares Class

	(a)	Shareholder Servicing/Distribution

      R Shares of a Fund shall be available for purchase by 401(k) plans.

      R Shares of a Fund initially shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Distribution Plan adopted for that class at the annual rate of 0.50% of the average daily net assets, limited to actual costs incurred, of such shares. Payments under the Distribution Plan will be used to reimburse the Trust's distributor for costs and expenses incurred in providing services relating to the offering and the sale of R Shares.

      R Shares of a Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such R Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's R Shares held by customers of 401(k) plans that have entered into agreements with the Trust pursuant to such Plan. Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem R Shares; and (iii) providing periodic statements.

      (b.)	Exchange Privileges

      Holders of R Shares generally shall be permitted to exchange those R Shares for : (i) R Shares of another Fund offered by the Trust; and (ii) R Shares of the Large Cap Growth, Managed Income, Small Cap and Value and Restructuring Funds of Excelsior Funds, Inc.

	(c.)	Other Shareholder Services

      R Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of a Fund.

4.	Class A Shares
      (a.)	Maximum Initial Sales Charge

      Class A Shares of a Fund have a maximum initial sales charge of 5.75% on purchases.

      (b.)	Contingent Deferred Sales Charge

      Class A Shares of a Fund have a contingent deferred sales charge of 1.00% for shares purchased in amounts greater than $1 million and redeemed within one year of such purchase

      (c.)	Maximum Rule 12b-1 Distribution/Shareholder Servicing
Fees

      Pursuant to a Shareholder Servicing and Distribution Plan adopted under Rule 12b-1 under the 1940 Act, Class A Shares of a
Fund may pay a combined shareholder servicing and distribution fee of up to 0.25% of the average daily net assets of such shares.

(d.)	Exchange Privileges

      Class A Shares of a Fund shall have such exchange privileges, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of the Fund.

      (e.)	Other Shareholder Services

      Class A Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of a Fund.

5.	Class C Shares

      (a.)	Contingent Deferred Sales Charge

      Class C Shares of a Fund have a contingent deferred sales charge of 1.00%. if redeemed within one year of purchase. Such contingent deferred sales charge is eliminated after one year of purchase.

      (b.)	Maximum Rule 12b-1 Distribution Fees

      Pursuant to a Distribution Plan adopted under Rule 12b-1 under the 1940 Act, Class C Shares of a Fund may pay a distribution fee of up to 0.75% of the average daily net assets of such shares.

      (c.)	Maximum Shareholder Servicing Fees

      Pursuant to a Shareholder Servicing Plan, Class C Shares of a Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

      (d.)	Exchange Privileges

      Class C Shares of a Fund shall have such exchange privileges, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of the Fund.

(e.)	Other Shareholder Services

      Class C Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of a Fund.

6.	Class Z Shares

      (a.)	Exchange Privileges

      Class Z Shares of a Fund shall have such exchange privileges, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of the Fund.

      (b.)	Other Shareholder Services

      Class Z Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Trust and described in the then-current prospectus for such shares of a Fund.

C.	Methodology for Allocating Expenses Among Classes

      Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund. Non-class-specific expenses of the Funds shall be allocated in accordance with paragraph (c) of Rule 18f-3.